EXECUTION VERSION
This FIRST AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of December 11, 2020 (the “Amendment Date”), is entered into by and among DLF FINANCING SPV LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), MORGAN STANLEY DIRECT LENDING FUND, a Delaware corporation, as the equityholder (in such capacity, the “Equityholder”), MORGAN STANLEY DIRECT LENDING FUND, a Delaware corporation, as the servicer (in such capacity, the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of October 14, 2020 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and
WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.
ARTICLE II

Amendments to Revolving Credit Agreement
SECTION 2.1As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
SECTION 2.1As of the Amendment Date, Exhibit D to the Revolving Credit Agreement is hereby amended by deleting clause 1 of the second paragraph and inserting the following in lieu thereof:

“1.    As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, (i) an interest in and to the Assignor’s rights and obligations under the Revolving Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Revolving Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.”
ARTICLE III
Representations and Warranties
SECTION 3.1The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).
ARTICLE IV

Conditions Precedent
SECTION 4.1This Amendment will be effective upon the satisfaction of each of the following conditions:
(a)the execution and delivery of this Amendment by the Borrower, the Lenders, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent; and
(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid.

ARTICLE V
Miscellaneous
SECTION 5.1Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 5.2Severability Clause. In case any provision in this Amendment is deemed to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force and effect.
SECTION 5.3Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.
SECTION 5.4Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission (including electronic signature pursuant to and in accordance with the Revolving Credit Agreement) is effective as delivery of a manually executed counterpart hereof.
SECTION 5.5Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.
BORROWER:
DLF FINANCING SPV LLC
By: /s/ Venugopal Rathi__
Name: Venugopal Rathi
Title: Chief Financial Officer

EQUITYHOLDER:
MORGAN STANLEY DIRECT LENDING FUND,
as Equityholder
By: _/s/ Venugopal Rathi__
Name: Venugopal Rathi
Title: Chief Financial Officer
SERVICER:
MORGAN STANLEY DIRECT LENDING FUND,
as Servicer
By: __/s/ Venugopal Rathi__
Name: Venugopal Rathi
Title: Chief Financial Officer

DMINISTRATIVE AGENT:
BNP PARIBAS,
as Administrative Agent
By:    /s/ Adnan Zuberi
Name: Adnan Zuberi
Title: Managing Director
By:    /s/ Sohaib Naim
Name: Sohaib Naim
Title: Vice President
LENDER:
BNP PARIBAS,
as Lender
By:    /s/ Adnan Zuberi
Name: Adnan Zuberi
Title: Managing Director
By:    /s/ Sohaib Naim
Name: Sohaib Naim
Title: Vice President

COLLATERAL AGENT:
U.S. BANK NATIONAL ASSOCIATION
By:    /s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

APPENDIX A

EXECUTION VERSION
Conformed through First Amendment, dated December 11, 2020
REVOLVING CREDIT AND SECURITY AGREEMENT

among

DLF FINANCING SPV LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,
as Administrative Agent,

MORGAN STANLEY DIRECT LENDING FUND,
as Equityholder,

MORGAN STANLEY DIRECT LENDING FUND,
as Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of October 14, 2020

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY. ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

TABLE OF CONTENT

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

ARTICLE II
ADVANCES

Section 2.01 Revolving Credit Facility............................................................................... ~~59~~60
Section 2.02 Requests for Collateral Loan Approval............................................................. 60
Section 2.03 Making of the Advances................................................................................ ~~61~~62
Section 2.04 Evidence of Indebtedness.............................................................................. ~~62~~63
Section 2.05 Payment of Principal and Interest...................................................................... 63
Section 2.06 Prepayment of Advances................................................................................... 64
Section 2.07 Changes of Individual Lender Maximum Funding Amounts........................ ~~64~~65
Section 2.08 Maximum Lawful Rate...................................................................................... 65
Section 2.09 Several Obligations........................................................................................ ~~65~~66
Section 2.10 Increased Costs.............................................................................................. ~~65~~66
Section 2.11 Compensation; Breakage Payments................................................................... 67
Section 2.12 Inability to Determine Rates.......................................................................... ~~67~~68
Section 2.13 Rescission or Return of Payment................................................................... ~~67~~68

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Initial Advance....................................................... ~~75~~81
Section 3.02 Conditions Precedent to Each Advance......................................................... ~~77~~83

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower.......................................... ~~78~~84
Section 4.02 Representations and Warranties of the Servicer............................................ ~~83~~89
Section 4.03 Representations and Warranties of the Equityholder..................................... ~~85~~91

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Borrower........................................................ ~~88~~93
Section 5.02 Covenants of the Servicer.............................................................................. ~~92~~98
Section 5.03 Negative Covenants of the Borrower........................................................... ~~95~~101
Section 5.04 Covenants of the Equityholder..................................................................... ~~98~~104
Section 5.05 Certain Undertakings Relating to Separateness........................................... ~~99~~105

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default......................................................................................... ~~99~~105
Section 6.02 OC Ratio Breach Cures.............................................................................. ~~102~~108

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT
Section 7.01 Grant of Security....................................................................................... ~~103~~109
Section 7.02 Release of Security Interest....................................................................... ~~104~~110
Section 7.03 Rights and Remedies.................................................................................. ~~104~~110
Section 7.04 Remedies Cumulative................................................................................ ~~107~~113
Section 7.05 Related Documents.................................................................................... ~~107~~113
Section 7.06 Borrower Remains Liable.......................................................................... ~~108~~114
Section 7.07 Protection of Collateral.............................................................................. ~~108~~114

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 8.01 Collection of Money.................................................................................. ~~109~~115
Section 8.02 Collateral Account and Collection Account.............................................. ~~109~~115
Section 8.03 Payment Account....................................................................................... ~~110~~116
Section 8.04 The Revolving Reserve Account; Fundings.............................................. ~~111~~116
Section 8.05 [Reserved].................................................................................................. ~~111~~117

Section 8.06 Reinvestment of Funds in Covered Accounts; Reports by Collateral
Agent......................................................................................................... ~~112~~117
Section 8.07 Accountings............................................................................................... ~~112~~118
Section 8.08 Release of Collateral.................................................................................. ~~114~~120
Section 8.09 Reports by Independent Accountants........................................................ ~~115~~121

ARTICLE IX

APPLICATION OF MONIES

Section 9.01 Disbursements of Monies from Payment Account.................................... ~~116~~122

ARTICLE X
SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01 Sales of Collateral Loans........................................................................... ~~120~~126
Section 10.02 Purchase of Additional Collateral Loans................................................... ~~125~~130
Section 10.03 Conditions Applicable to All Sale and Purchase Transactions.................. ~~125~~131
Section 10.04 Additional Equity Contributions................................................................ ~~126~~132

ARTICLE XI
ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01 Appointment and Designation of the Servicer........................................... ~~127~~132
Section 11.02 Duties of the Servicer................................................................................. ~~128~~134
Section 11.03 Authorization of the Servicer..................................................................... ~~130~~136
Section 11.04 Collection Efforts, Modification of Collateral........................................... ~~131~~137
Section 11.05 Servicer Compensation and Expenses....................................................... ~~131~~137
Section 11.06 The Servicer Not to Resign........................................................................ ~~132~~137

ARTICLE XII

THE AGENTS

Section 12.01 Authorization and Action........................................................................... ~~132~~137
Section 12.02 Delegation of Duties.................................................................................. ~~133~~139
Section 12.03 Agents’ Reliance, Etc................................................................................. ~~133~~139
Section 12.04 Indemnification.......................................................................................... ~~136~~141
Section 12.05 Successor Agents....................................................................................... ~~136~~142
Section 12.06 The Collateral Agent.................................................................................. ~~137~~142

ARTICLE XIII

MISCELLANEOUS

Section 13.01 No Waiver; Modifications in Writing........................................................ ~~139~~145
Section 13.02 Notices, Etc................................................................................................ ~~140~~146
Section 13.03 Taxes.......................................................................................................... ~~140~~147
Section 13.04 Costs and Expenses; Indemnification........................................................ ~~144~~151
Section 13.05 Execution in Counterparts.......................................................................... ~~146~~152
Section 13.06 Assignability.............................................................................................. ~~146~~152
Section 13.07 Governing Law.......................................................................................... ~~148~~155
Section 13.08 Severability of Provisions.......................................................................... ~~149~~155
Section 13.09 Confidentiality........................................................................................... ~~149~~155
Section 13.10 Merger........................................................................................................ ~~149~~156
Section 13.11 Survival...................................................................................................... ~~150~~156
Section 13.12 Submission to Jurisdiction; Waivers; Etc................................................... ~~150~~15
Section 13.13 Waiver of Jury Trial................................................................................... ~~151~~157
Section 13.14 Right of Setoff; Payments Pro Rata........................................................... ~~151~~157
Section 13.15 PATRIOT Act Notice................................................................................ ~~152~~158
Section 13.16 Legal Holidays........................................................................................... ~~152~~158
Section 13.17 Non-Petition............................................................................................... ~~152~~159
Section 13.18 Waiver of Setoff......................................................................................... ~~153~~159
Section 13.19 Collateral Agent Execution and Delivery.................................................. ~~153~~159
Section 13.20 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions.................................................................................................. ~~153~~159
Section 13.21 WAIVER OF SOVEREIGN IMMUNITY................................................ ~~154~~160
Section 13.22 Securitisation Regulation Requirements.................................................... ~~154~~160
Section 13.23 Adequacy of Monetary Damages Against the Lenders............................. ~~155~~162

SCHEDULES
Schedule 1 Initial Individual Lender Maximum Funding Amounts and Percentages
Schedule 2 S&P Industry Classifications
Schedule 3 Initial Collateral Loans
Schedule 4 Moody’s Industry Classifications
Schedule 5 Notice Information
Schedule 6 Authorized Signatories
Schedule 7 Diversity Score
Schedule 8 [Reserved]
Schedule 9 Initial Asset List
EXHIBITS
Exhibit A Form of Note
Exhibit B Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)

“First Out Leverage” means the ratio of (x) the sum of first out indebtedness and Working Capital Revolver capacity that is secured by a Permitted Working Capital Lien to (y) EBITDA.

“Fixed Rate Loan” means any Collateral Loan that bears a fixed rate of interest.

“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FRB” has the meaning specified in the definition of Deliver.

“Fundamental Amendment” means, with respect to each Lender, any amendment, modification, waiver or supplement of or to this Agreement or any Facility Document that would (a) increase or extend the term of the Individual Lender Maximum Funding Amounts or change the Final Maturity Date (other than an increase of the Individual Lender Maximum Funding Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a Benchmark Replacement), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Minimum OC Coverage Test,” “Collateral Quality Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Minimum Equity Amount,” “Class 1 Borrowing Base,” “Class 2 Borrowing Base,” “Class 3 Borrowing Base,” “Class 1 Minimum OC Coverage Test,” “Class 2 Minimum OC Coverage Test,” “Class 3 Minimum OC Coverage Test,” “Class 1 Loan,” “Class 2 Loan” or “Class 3 Loan” or any component thereof defined therein (in each case, other than any administrative, non-material amendment agreed to by the Borrower and the Administrative Agent), (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period, in each case to the extent such amendment, modification, waiver or supplement relates to such Lender.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP Advance” means an Advance denominated in Pounds Sterling.

“GBP Collection Account” means the single, segregated account with respect to Collections in Pounds Sterling at the Securities Intermediary in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties.

“Government Security” has the meaning specified in the definition of Deliver.
“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.

“Interest Rate” means, for any Class as of any date of determination, an interest rate per annum equal to the ~~Applicable Index (or, with respect to LIBOR (Dollar), if at any time LIBOR (Dollar) cannot be determined,~~Benchmark (or the Base Rate ~~or Benchmark Replacement, as~~, if applicable) plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Lenders, the Borrower and the Servicer, as amended or supplemented from time to time, and any other fee letter between a Lender, the Borrower and the Servicer that identifies itself as a Lender Fee Letter hereunder.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket fees and expenses of agents, experts and outside attorneys) and disbursements of any kind or nature whatsoever.

“LIBOR (Dollar)” means, for any LIBOR Period, with respect to any Dollar Advance (or portion thereof), the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in Dollars for a period equal to one month as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Limited for the display of such administration’s London interbank offered rate for deposits in Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the LIBOR Period (the “Screen Rate”); provided that, subject to Section 2.18, if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant LIBOR Period, LIBOR (Dollar) shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such LIBOR Period by four leading banks (selected by the Administrative Agent after consultation with the Borrower) in the London or other offshore interbank market for Dollars as of 11:00 a.m. for delivery on the first day of such LIBOR Period, for the number of days comprised therein and in an amount comparable last day of the Reinvestment Period, Principal Proceeds; provided that amounts may only be distributed pursuant to this definition so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) the Minimum OC Coverage Test is satisfied immediately prior to and immediately after giving effect to such Permitted Distribution and (iii) solely with respect to clause (y) above, the OC Ratio as of such date is equal to or greater than (1) if the weighted average Senior Net Leverage Ratio of all Collateral Loans owned by the Borrower as of such date of determination (calculated for each such Collateral Loan as of the most recent Relevant Test Period for such Collateral Loan) is less than 0.5x greater than the weighted average Senior Net Leverage Ratio of all Collateral Loans (calculated for each such Collateral Loan as of the Relevant Test Period that immediately preceded the acquisition of such Collateral Loan by the Borrower) (or if such condition is waived by the Administrative Agent), 1.20:1.00 or (2) otherwise, 1.25:1.00. Notwithstanding the foregoing, nothing in this definition shall limit the right or ability of the Borrower to make a Permitted Tax Distribution.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens permitted under the underlying instruments related to such Collateral Loan, (g) as to any agented Collateral Loan, Liens in favor of the agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing and (i) precautionary Liens, and filings of financing statements under the UCC, covering assets sold or contributed to any Person not prohibited hereunder.

“Permitted Offer” means a tender offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in Cash.
“Permitted Refinancing” means any refinancing transaction undertaken by the Equityholder, the Borrower or an Affiliate of the Equityholder that is secured, directly or

Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.
Section 2.12Inability to Determine Rates. If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Applicable Index for the applicable Advances or that deposits in the applicable currency are not being offered to banks in the London interbank eurodollar market for the applicable amount and the applicable tenor, or the Applicable Index does not adequately and fairly reflect the cost to the Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities. Thereafter, the obligation of the Lenders to make or maintain Advances based upon the Applicable Index shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice; provided that new Dollar Advances may be made at, and existing Dollar Advances would be maintained and converted to bear interest at, the Base Rate. For the avoidance of doubt, this Section 2.12 shall not apply ~~following the occurrence of~~during a Benchmark ~~Transition Start Date with respect to LIBOR (Dollar)~~Unavailability Period.

Section 2.13Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.14Post-Default Interest. The Borrower shall pay interest on all Obligations (other than any Administrative Expenses) that are not paid when due (after taking into account any applicable grace periods) for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15Payments Generally (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrower to the applicable recipient in the applicable Available Currency, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each Lender shall provide wire instructions to the Borrower and the Collateral Agent. All payments made by the Collateral Agent pursuant to a Payment Date Report on any Payment Date shall be wired by the Collateral Agent by 4:00 p.m. on such Payment Date. Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent has

Agreement; fourth, to the payment of any amounts owing to other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)f the Administrative Agent and the Borrower agree that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18~~LIBOR (Dollar)~~Benchmark Discontinuation. (a) Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (~~a~~x) ~~LIBOR (Dollar)~~one or all of the Applicable Indices (i) may be subject to methodological or other changes which could affect their value~~, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended)~~ and/or (~~iii~~ii) may be permanently discontinued; and (~~b~~y) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.

(b)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, ~~upon the occurrence of a~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, ~~the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR (Dollar) with a~~and its related Benchmark Replacement~~. Any such amendment with~~ Date have occurred prior to the Reference Time in respect ~~to~~of any setting of a then-current Benchmark, then

(x)if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document upon delivery by the Administrative Agent of the notice specified in Section 2.18(e) hereunder and

(y)if a Benchmark ~~Transition Event or, to the extent BNP Paribas' Individual Lender Maximum Funding Amount is at least 50% of the Maximum Facility Amount, Early Opt-in Election will become effective at 5:00 p.m.~~Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrative Agent has posted such proposed amendment to all Lenders, the Borrower, the Servicer, the Equityholder and the Collateral Agent~~date of notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Majority Lenders. ~~So long as BNP Paribas' Individual Lender Maximum Funding Amount is less than 50% of the Maximum Facility Amount, any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBOR (Dollar) with a Benchmark Replacement pursuant to this Section 2.18 will occur prior to the applicable Benchmark Transition Start Date.~~
(c)Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Facility Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Advance, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder or under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.
(d)~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.
(e)~~(d)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Lenders, the Servicer~~, the Equityholder and the~~ and the Equityholder (with a copy to the Collateral Agent) of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date ~~and Benchmark Transition Start Date~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.18.
(f)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including Term SOFR or any Applicable Index) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in its reasonable discretion in consultation with the Borrower, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent, in consultation with the Borrower, may modify the definition of “Interest Accrual Period” for any applicable Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent, in consultation with the Borrower, may modify the definition of “Interest Accrual Period” for all applicable Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)~~(e)~~ Benchmark Unavailability Period. Upon the ~~Borrower's~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Notice of Borrowing ~~to be made or any continuation of an Advance~~, or request for a conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for a Dollar Advance or an Advance in Canadian Dollars into a Notice of Borrowing of or request for a conversion to Advances denominated in the applicable currency bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin or (y) any Advance denominated in an Available Currency (other than Dollars or Canadian Dollars) shall be ineffective, as applicable. Furthermore, if any Advance in any Available Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to an Applicable Index applicable to such Advance, then (i) if such Advance is denominated in Dollars or Canadian Dollars, then on the last day of the Interest Accrual Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), such Advance shall be converted by the Administrative Agent to, and shall constitute, an Advance denominated in Dollars or Canadian Dollars, as applicable, bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin on such day or (ii) if such Advance is denominated in any Available Currency (other than Dollars or Canadian Dollars), then such Advance shall, on the last day of the Interest Accrual Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day, (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an Advance denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin on such day (it being understood and agreed that if the Borrower does not so prepay such Advance on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Advance ~~to bear~~into an Advance denominated in Dollars bearing interest at a rate per annum equal to the Base Rate~~.~~ plus the Applicable Margin), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Available Currency pursuant to this Section 2.18, such Advance denominated in Dollars bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin shall then be converted by the Administrative Agent to, and shall constitute, an Advance denominated in such original Available Currency (in an amount equal to the equivalent in such currency of such Available Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Available Currency.
(h)~~(f)~~ Certain Defined Terms. As used in this Section 2.18:

“Available Tenor” means, as of any date of determination and with respect to a then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to clause (e) of this Section 2.18.

“Benchmark” means, initially, each of the Applicable Indices; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to an Applicable Index or a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of this Section 2.18.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in an Available Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:

(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)~~"Benchmark Replacement" means~~ the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and the Borrower as the replacement for a then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to LIBOR (Dollar) for U.S. dollar-denominated~~for such then-current Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment; ~~provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement."~~

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower; provided further that, solely with respect to a Dollar Advance, notwithstanding anything to the contrary in this Agreement or in any other Facility Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent in consultation with the Borrower:

(A)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and

(B)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)for purposes of clause (3) of the definition of “Benchmark Replacement ~~Adjustment" means, with respect to any replacement of LIBOR (Dollar) with an Unadjusted Benchmark Replacement for each applicable Interest Accrual Period,~~,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (~~a~~x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR (Dollar)~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~b~~y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR (Dollar)~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency at such time~~.~~;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

~~"~~“Benchmark Replacement Conforming Changes~~"~~” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of ~~"~~“Business Day,” the definition of “Interest Accrual Period,~~"~~” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of look-back periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement~~; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities~~ and the other Facility Documents).

"Benchmark Replacement Date" means, with respect to any Benchmark, the ~~earlier~~earliest to occur of the following events with respect to ~~LIBOR (Dollar)~~such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of ~~"~~“Benchmark Transition Event,~~"~~” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~LIBOR (Dollar~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~LIBOR (Dollar~~all Available Tenors of such Benchmark (or such component thereof); ~~or~~

(2)in the case of clause (3) of the definition of ~~"~~“Benchmark Transition Event,~~"~~” the date of the public statement or publication of information referenced therein~~.~~;

(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.18(c); or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

~~"~~“Benchmark Transition Event~~"~~” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~LIBOR (Dollar)~~such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of ~~LIBOR (Dollar~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~LIBOR (Dollar~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR (Dollar~~any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR (Dollar), the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the NYFRB, any other Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for ~~LIBOR (Dollar~~such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for ~~LIBOR (Dollar~~such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~LIBOR (Dollar),~~such Benchmark (or such component thereof), in each case which states that the administrator of ~~LIBOR (Dollar~~such Benchmark (or such component thereof) has ceased or will cease to provide ~~LIBOR (Dollar~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR (Dollar~~any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR (Dollar~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~LIBOR (Dollar) is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

~~"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (x) the applicable Benchmark Replacement Date and (y) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, by notice to the Borrower, the Servicer, the Lenders, the Equityholder and the Collateral Agent.~~

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~"~~“Benchmark Unavailability Period~~" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~” means, with respect to ~~LIBOR (Dollar) and solely to the extent that LIBOR (Dollar) has not been replaced with a~~any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clause (1) or (2) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced ~~LIBOR (Dollar)~~such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced ~~LIBOR (Dollar)~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Facility Document in accordance with Section 2.18.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

~~"~~“Early Opt-in Election~~"~~” means ~~the occurrence of~~:

(a)in the case of Dollar Advances, the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR (Dollar) and the provision by the Administrative Agent of written notice of such election to the Lenders; and

(b)in the case of Advances in an Available Currency other than Dollars, the occurrence of:

(1)(i) a determination by the Administrative Agent or the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that ~~U.S. dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency being executed at such time, or that include language similar to that contained in this Section 2.18 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace ~~LIBOR (Dollar)~~the relevant Applicable Index, andt
(2)(i) the joint election by the Administrative Agent and the Borrower or (ii) the election by the Required Lenders and the Borrower to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders and the Borrower of written notice of such election to the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Stability Board” means the Financial Stability Board established after the G20 London summit in April 2009 as a successor to the Financial Stability Forum.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Applicable Index.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“NYFRB” means the Federal Reserve Bank of New York.

~~"Federal Reserve Bank of New York's~~“NYFRB’s Website~~"~~” means the website of the ~~Federal Reserve Bank of New York~~NYFRB at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any setting of a then-current Benchmark means (1) if such Benchmark is EURIBOR, LIBOR (Dollar) or LIBOR (GBP), 11:00 a.m. (London time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is CDOR, 10:00 a.m. (Toronto time) on the day that is two Business Days preceding the date of such setting and (3) for any other Benchmark, the time determined by the Administrative Agent in its reasonable discretion.

~~"~~“Relevant Governmental Body~~" means~~” means (1) with respect to a Benchmark Replacement in respect of Dollar Advances, the Federal Reserve Board and/or the ~~Federal Reserve Bank of New York~~NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the ~~Federal Reserve Bank of New York or~~NYFRB or, in each case, any successor thereto~~.~~ and (2) with respect to a Benchmark Replacement in respect of Advances in Available Currencies other than Dollars, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

~~"~~“SOFR~~"~~” means, with respect to any ~~day means~~Business Day, a rate per annum equal to the secured overnight financing rate ~~published for such day by the~~

~~Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.~~for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

~~"~~“Term SOFR~~" means~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower (with a copy to the Collateral Agent) of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent in its reasonable discretion in consultation with the Borrower that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt‐in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.18 that is not Term SOFR.

~~"~~“Unadjusted Benchmark Replacement~~"~~” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01Conditions Precedent to Initial Advance. The obligation of each Lender to make its initial Advance hereunder shall be subject to the satisfaction (or written waiver) of the conditions set forth in Section 3.02 and the conditions precedent that the Administrative Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)each of the Facility Documents (other than the Collateral Agent Fee Letter, which shall be delivered directly to the Collateral Agent) duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(A)to the payment of unpaid amounts under clauses (A) through (D) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder, but subject to any caps specified therein;
(B)during the Reinvestment Period, (i) first, if the Minimum OC Coverage Test is not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Minimum OC Coverage Test is satisfied (on a pro forma basis as at such Determination Date) and (ii) second, to the Principal Collection Subaccount for the purchase of additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans) and/or for the making of any Permitted Distribution or Permitted Tax Distribution;
(C)after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full; provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;
(D)to the payment of amounts referred to in clauses (I) and (J) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder; and
(E)(1) if a Default has occurred and is continuing (unless all Obligations owing to the Lenders have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted)), to remain in the Principal Collection Subaccount (other than a Permitted Tax Distribution) or (2) otherwise, any remaining amount shall be released to the Equityholder or its designee (or, at the direction of the Borrower, deposited into the Principal Collection Subaccount for investment in Collateral Loans); provided that if any such Default under clause (E)(1) is subsequently cured prior to the next Payment Date, such amounts held under clause (E)(1) may be distributed pursuant to clause (E)(2) prior to the next Payment Date.

(iii)On each Payment Date following the occurrence and continuance of an Event of Default, all Interest Proceeds in the Interest Collection Subaccount and all Principal Proceeds in the Principal Collection Subaccount, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, in each case, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

~~(e) With respect to any Applicable Index other than LIBOR (Dollar), upon the occurrence of any event that results in the unavailability of such Applicable Index, the index rate shall be the reference rate reasonably determined by the Administrative Agent giving due consideration to any evolving or then existing convention for similar multi-currency denominated syndicated credit facilities for alternate benchmarks, and as to which the Administrative Agent may, in its reasonable discretion, make such adjustments to such rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case, that are consistent with such accepted market practice for the use of such rate; provided that the Administrative Agent has made similar determinations with respect to similarly situated borrowers in similar facilities; provided, further, that if the Borrower does not agree with such index rate, in the reasonable discretion of the Borrower, any Advances with such Applicable Index shall be converted into Dollar Advances, using the applicable exchange rate determined by the Administrative Agent in its reasonable discretion pursuant to the definition of “Dollar Equivalent”.~~
Section 13.02Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 5). Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received by the intended recipient thereof in accordance with the provisions of this Section 13.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.
U.S. Bank in each of its capacities under the Facility Documents agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to U.S. Bank an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give U.S. Bank email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank in its discretion elects to act upon such instructions, U.S. Bank’s reasonable understanding of such instructions shall be deemed controlling. U.S. Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from U.S. Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.